Exhibit 1.01

Exhibit 1.01

Conflict Minerals Report

Sparton Corporation

2017 Calendar Year

Introduction

The following Conflict Minerals Report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”) and is a description of the measures taken to exercise due diligence on the source and chain of custody of conflict minerals (as defined in Item 1.01(d)(3) of Form SD, “Conflict Minerals”) contained in our products manufactured during the 2017 calendar year. The U.S. Securities and Exchange Commission defines “Conflict Minerals” as (A) columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, and gold (collectively referred to as “3TGs”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The adjoining countries include: the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola (together with the DRC, the “Covered Countries”).

Company and Product Overview

Sparton Corporation and its subsidiaries (the “Company”, “Sparton”, “we”, “our” or “us”), headquartered in Schaumburg, Illinois, have been in continuous existence since 1900. The Company is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, design and manufacturing engineering, production, distribution, and field service. The Company serves the Medical & Biotechnology, Military & Aerospace and Industrial & Commercial markets through two reportable business segments: Manufacturing & Design Services (“MDS”) and Engineered Components & Products (“ECP”).

The Company’s products and services include products for Original Equipment Manufacturers and Emerging Technology customers that are microprocessor-based systems that include transducers, printed circuit boards and assemblies, sensors, and electromechanical components, as well as development and design engineering services relating to these product sales. Sparton also develops and manufactures sonobuoys, anti-submarine warfare devices used by the United States Navy and other free-world countries.

Our broad and complex product range may contain conflict minerals within the following components:

•	Tantalum, used in capacitors,

•	Tin, used in soldered components,

•	Tungsten, used in coatings, alloys, heating elements and electrodes, and

•	Gold, used in circuit boards, electrodes and electronic components.

Our Conflict Minerals Policy Statement is publicly available on our Internet website under Terms and Conditions, Downloads, Conflict Minerals Policy Statement at: http://sparton.com/terms-and-conditions/.

Reasonable Country of Origin Inquiry (RCOI)

As a first step, Sparton determined that Conflict Minerals are contained in certain products manufactured or contracted to be manufactured by Sparton, and that the Conflict Minerals are necessary to the functionality or production of certain products.

Sparton then, with assistance of a third party consultant, conducted in good faith a reasonable country of origin inquiry (“RCOI”) for calendar year 2017 to determine whether any of the Conflict Minerals originated in the Covered Countries, or are from recycled or scrap sources (as defined in Item 1.01(d)(6) of Form SD, “Recycled/Scrap Sources”).

Following our RCOI, we conducted a due diligence review of the source and chain of custody of the Conflict Minerals in our products as outlined below. Our due diligence measures were designed to conform in all material respects with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten (“Supplements”).

Sparton engaged a third party consultant to assist with the RCOI, due diligence and the overall effectiveness of Sparton’s Conflict Minerals program.

Due Diligence Framework and Process

Sparton, in cooperation with our third party consultant, designed Sparton’s Conflict Minerals program and due diligence framework to conform, in all material respects, with the OECD five-step framework for risk-based due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas in the OECD Guidance and the Supplements. Sparton’s due diligence framework and compliance efforts are described below.

Since Sparton is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (“SORs”) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. Sparton, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of conflict minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the conflict minerals in the applicable products and, as a result, Sparton relies on industry processes and information from its suppliers.

Step 1: Establish Strong Sparton Management Systems

In accordance with our due diligence framework and compliance efforts:

•	We have communicated to all of our applicable suppliers our efforts to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to Sparton’s Conflict Minerals Policy Statement and other communications (collectively, the “Compliance Statement”). We request that our applicable suppliers provide a comprehensive Conflict Minerals declaration for all Conflict Minerals in the form of the Responsible Business Alliance and Global e-Sustainability Initiative Conflict Minerals Reporting Template (“CMRT”). We provide our Compliance Statement to all new suppliers and plan to provide annual related compliance statement communications to our entire supply base.

Our Conflict Minerals Policy Statement is publicly available on our Internet website under Downloads, Conflict Minerals Policy Statement at: http://sparton.com/terms-and-conditions/.

We have also, through our third party consultant, provided education on Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder (the “Conflict Minerals Rule”) as well as the expectations for compliance to the Conflict Minerals Rule, in both our organization and with our suppliers. We have leveraged the existing communications within the company, specifically procurement, to encourage supplier interactions with our third party consultant, as well as educating our suppliers to understand the requirement for completion.

•	We implemented internal compliance efforts, including internal reporting requirements, to support our supply chain due diligence process.

•	We implemented an intake process with new suppliers to screen their applicable components.

•	We established a system of controls and supply chain transparency. Controls include, but are not limited to, our Code of Business Conduct and Ethics which outlines expected behaviors for all Sparton employees, our General Provisions for Subcontracts and Purchase Orders, a supplier conflict minerals contract clause which is further described below, and employing due diligence tools created by the Responsible Business Alliance, including supply chain surveys. As a downstream manufacturer, we rely on our suppliers to provide information on the origins of all Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to our direct suppliers from lower tier suppliers, smelter and mine locations, and transit routes. Additionally, our customers often instruct us as to which suppliers we are required to purchase materials from.

Contracts with our suppliers are sometimes in force for three to five years or more and we may not able to unilaterally impose new contract terms and flow-down requirements. As we have entered into new contracts, and as contracts renew, we use commercially reasonable efforts to either add a clause to require suppliers to provide information about the source of 3TGs and smelters and refiners or comply with our policies as to Conflict Minerals. To the extent we do not have a long term contract in place and we use purchase orders placed with suppliers, we have added a clause to our standard terms and conditions that suppliers comply with our policies as to Conflict Minerals. Additionally, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information.

•	We implemented a risk mitigation response plan to address business relationships with suppliers who are unable to definitively determine the source of the 3TGs in the parts supplied to Sparton, which mitigation may include identifying an alternate supply. Our program includes continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

•	Sparton has established a management system for Sparton’s Conflict Minerals program and due diligence. Our management system includes the Conflict Minerals Compliance Team sponsored by Gordon Madlock, Senior Vice President – Operations as well as executive-level representatives and a team of subject matter experts from relevant functions such as supply chain and purchasing managers. Senior management is briefed on the results of our due diligence efforts on a regular basis.

•	We have multiple longstanding whistleblower mechanisms whereby employees and suppliers can report violations of Sparton’s policies, including our Conflict Minerals Policy.

•	We have adopted a policy to retain relevant documentation. Documentation will be retained for the applicable period required by the OECD Guidance but in any event for at least 5 years.

Step 2: Identify and Assess Risks in Our Supply Chain

We identified risks at the product level by determining first whether the products contained Conflict Minerals necessary to the functionality or production of products that we manufacture or contract to be manufactured.

We then identified the applicable supplier(s) relating to those products. The scoping process began by completing a supplier list extraction from Sparton’s approved vendor list. This list was then filtered to remove: service providers/suppliers, indirect materials suppliers, and inactive suppliers (inactive suppliers are those with no receipt history since January 31, 2016). This ensures that surveys covered all suppliers providing items to Sparton that were used in final products in the year 2017. Once the filtering was completed, Sparton populated the list with contact information and uploaded it to the Company’s compliance management system. It was deemed appropriate to not further filter this list based on the necessity of the presence of Conflict Minerals in the product as Sparton could not definitively determine the presence or absence of Conflict Minerals in all parts supplied to Sparton for its products.

Sparton, in conjunction with its third-party consultant, then conducted the supplier survey portion of the RCOI. We surveyed our applicable direct suppliers identified as providing components that potentially contain Conflict Minerals during the 2017 calendar year. The supply chain was surveyed using the CMRT, version 45.0 or higher. The CMRT was developed to facilitate general disclosures and information regarding smelters and refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers, and identification of the smelters and refiners used by the supplier.

Non-responsive suppliers were contacted by email a minimum of 3 times. Communications included training and education on the completion of the CMRT form as well as enrollment into Conflict Minerals courses through our third-party consultant’s learning management software. This was designed to alleviate any remaining confusion with suppliers. All communications were monitored and tracked in our third party consultant’s system for future reporting and transparency.

Sparton’s Conflict Minerals program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted CMRT forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regards to invalid forms and are encouraged to resubmit a valid form.

Sparton, through our third-party vendor, surveyed a total of 3,833 suppliers. Of the 2,402 responses, 318 were determined to be out of scope, 76 were deemed invalid and marked for follow-up, and 2,008 were accepted as complete. These “complete,” “invalid” and “out of scope” responses from our suppliers this year gives us an overall response rate of 63% which is a 5% improvement over last year when considering those same categories.

This year we also have had a1.5% reduction in responses deemed “Invalid.” Our overall response rates increased even though our supplier list grew by more than 300 this year.

Surveys received from suppliers for calendar year 2017 indicate that there are suppliers that source Conflict Minerals from the Covered Countries.

Based on the smelter lists provided by our suppliers via CMRT, we have identified 321SORs that are on the RMI Standard Smelter List that accompanies CMRT version 5.10. Of these, 257 have a certified conflict-free status from the Responsible Minerals Assurance Process (RMAP) third-party audit process. From supplier CMRTs and publicly available information, all SORs known to source from the Covered Countries are conformant to the RMAP’s conflict-free protocols. Annex A lists the SORs that the suppliers we surveyed reported as being in their supply chains. We have not listed in Annex A any SORs that we have not been able to validate.

The information that we received from a majority of our direct suppliers was at their company-wide level. Thus, the SORs identified by our direct suppliers may contain SORs that processed Conflict Minerals that our direct suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether these SORs were used to process the conflict minerals necessary to the functionality or production of our products during 2017. Because of this uncertainty, we are also unable to conclusively determine the countries of origin of Conflict Minerals in our products during 2017, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI Responsible Minerals Assurance Process and, as a result, are not responsible for the quality of these audits or the audit findings.

As we progress, we expect that transparency in our supply chain will increase and that will allow for better risk assessment at more detailed levels of our supply chain. We intend to continue communicating with our suppliers regarding Conflict Minerals, in order to help mitigate risks that the necessary Conflict Minerals identified in the products we manufacture or contract to manufacture could benefit armed groups in the Covered Countries.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

We believe that our RCOI and due diligence was reasonably designed and executed to determine the existence and source of Conflict Minerals in our supply chain, including Recycled/Scrap Sources. We engaged a third party to assist us in the RCOI and due diligence. We utilized the Responsible Business Alliance-GeSI CMRT for our RCOI and due diligence. We conducted our effort to send surveys in good faith, utilizing up to three rounds of communications with our suppliers through April 10, 2018. We evaluated survey responses to identify: (i) the use and source of Conflict Minerals; and (ii) any warning signs indicating that Conflict Minerals may have come from the Covered Countries. We made additional inquiries on a case-by-case basis to clarify or obtain more information as necessary. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

We do not have sufficient information, based on the survey responses received, to determine each of the specific facilities used to process Conflict Minerals or to identify specific countries of origin for the Conflict Minerals used in all of our products (whether manufactured or contracted to be manufactured by us).

In accordance with OECD Guidelines, it is important to understand risk levels associated with Conflict Minerals in the supply chain. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Our third party consultant uses 3 factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags

•	Credible evidence of unethical or conflict sourcing

•	Geographic Proximity to the DRC and Covered Countries

•	Responsible Minerals Assurance Process (RMAP) audit status

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV—CID002587

•	African Gold Refinery Limited – CID003185

•	Kaloti Precious Metals—CID002563

•	Universal Precious Metals Refining Zambia—CID002854

•	Fidelity Printers and Refiners—CID002515

•	Sudan Gold Refinery—CID002567

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third party consultant, submissions that included any of the above facilities immediately received a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to us and escalating up to removal of these red flag smelters from their supply chain.As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to our third-party consultant’s learning platform to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). At this stage in Conflict Minerals compliance it is well-known that many companies continue to work through the process and do not have many answers beyond “unknown”. Evaluating and tracking the strength of the program of a supplier can assist us in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed those criteria (“Yes” to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

Risk Mitigation

We have taken or intend to take the following steps to further mitigate the risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries:

•	Implement a supplier screening program that requires suppliers within risk-based scope to provide information regarding Conflict Minerals.

•	Continue to review the refinement and expansion of the list of participating smelters and refiners through the RMI website to validate the smelters and refiners provided by suppliers.

•	Train and inform suppliers of conflict-free minerals.

•	Encourage suppliers to establish procedures to identify the origin of Conflict Minerals.

•	Continue and further improve our direct supplier surveys and due diligence process, including engage with suppliers and direct them to training resources to seek to increase the response rate and improve the content of their responses, as well as to continue to gather data regarding the sources of any Conflict Minerals contained in materials supplied to us.

•	Implemented a risk mitigation response plan to address business relationships with suppliers that are DRC conflict undeterminable (as defined in Item 1.01(d)(5) of Form SD), which mitigation may include identifying an alternate supply.

Step 4: Implement Targeted Independent Third-Party Due Diligence

As a downstream supplier, we do not have a direct relationship with Conflict Minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain. We support industry associations that administer independent third-party smelter and refinery audit programs. We encourage targeted suppliers and facilities to participate in comparable due diligence validation activities.

Step 5: Report on Supply Chain Due Diligence

We developed a supply chain due diligence policy, communicated this policy to our suppliers and will continue to communicate with our suppliers. We also developed and distributed our Compliance Statement. Further, we have responded to various customer requests for information regarding our Conflict Minerals determination.

Sparton has also prepared this Conflict Minerals Report and made it publicly available on the Sparton’s Internet website at: http://sparton.com.

Due Diligence Process

We believe that the inquiries and investigations described in Step 3 represent a reasonable effort to determine the mines or locations of origin of the Conflict Minerals in our products, including (1) seeking information about Conflict Mineral smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

While due diligence is ongoing and the information received continues to improve in quantity and quality, the majority of the responses received continue to provide data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We cannot definitively determine whether any of the Conflict Minerals reported by the suppliers were contained in materials supplied to us, nor can we validate that all of the reported smelters or refiners are actually in our supply chain.

Annex A

The following is a list of verified SORs that the suppliers surveyed by the Company reported as being in their supply chains. An affirmative answer in the ‘Conflict-Free?’ column indicates completion of the RMI’s Responsible Minerals Assurance Process third-party audit certifying conflict-free sourcing.

Metal	Standard Smelter Name	Facility Location	Conflict- Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	Unknown
Gold	Advanced Chemical Company	UNITED STATES	Yes
Gold	African Gold Refinery	UGANDA	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	Yes
Gold	Asahi Pretec Corp.	JAPAN	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Yes
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangalore Refinery	INDIA	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Yes

Gold	Cendres + Métaux S.A.	SWITZERLAND	Yes
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Unknown
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	HeeSung	KOREA, REPUBLIC OF	Yes
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Italpreziosi	ITALY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Unknown
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	L’Orfebre S.A.	ANDORRA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Marsam Metals	BRAZIL	Yes

Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	Unknown
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP S.A.	SWITZERLAND	Yes

Gold	Pease & Curren	UNITED STATES	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox S.A.	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	Unknown
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Yes
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Safimet S.p.A	Italy	Yes
Gold	SAFINA A.S.	CZECH REPUBLIC	Unknown
Gold	Sai Refinery	INDIA	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Yes
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Unknown
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Unknown
Gold	Valcambi S.A.	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes

Tantalum	Asaka Riken Co., Ltd.	JAPAN	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Unknown
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineracao Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	NPM Silmet AS	ESTONIA	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Yes

Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Yes
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Yes
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Yes
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes

Tin	Melt Metais e Ligas S.A.	BRAZIL	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo Belgium N.V.	BELGIUM	Yes
Tin	Metallo Spain S.L.U.	SPAIN	Yes
Tin	Mineracao Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Pongpipat Company Limited	MYANMAR	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Serumpun	INDONESIA	Yes
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	Yes
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Yes
Tin	PT Menara Cipta Mulia	INDONESIA	Yes

Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT O.M. Indonesia	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Premium Tin Indonesia	INDONESIA	Yes
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Super Ligas	Brazil	Unknown
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Yes
Tin	Yunnan Tin Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Yes

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Kennametal Fallon	UNITED STATES	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes